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                                                                   EXHIBIT 10.13

                                            Bowne & Co., Inc.
                                            345 Hudson Street
                                            New York, NY 10014
                                            212/924-5500
                                            ------------------------------------


BOWNE LOGO
                                                          September 1, 1998

Robert M. Johnson
8 Smugglers Cove
Lloyd Harbor, NY 11743

Dear Bob:

     This letter records the understanding you and the Company have reached with regard to amending our letter agreement (the "Letter") dated January 29, 1996. All capitalized terms used here have the same meanings as in the Letter.

     In particular, it is our understanding that the Letter be amended, with immediate effect, so as to add the following provisions to Section 5 about your one-time award of "restricted stock":

          "(i) The 40,000 shares were duly registered under the Securities Act of 1933 on August 12, 1998, and any shares hereafter delivered to you will consequently be covered by a valid registration statement. The restrictive legend called for by Section 5(f) above is therefore no longer relevant.

          "(j) Due to the two-for-one stock-split effected by the Company on August 26, 1998, the 40,000 restricted shares now number 80,000, and the three installments thereof consist of 26,666, 26,666 and 26,668 shares, with restrictions lapsing respectively on January 3, 1999 and on the first and second anniversaries thereof.

          "(k) The Board of Directors has delegated to the Compensation Committee (the "Committee") authority to cancel any installment of the restricted stock before the restrictions on that installment lapse at one of the anniversaries listed above. In the event that any installment is so cancelled, the Committee will cause a like number of "deferred stock units" to be credited to a special account maintained for you on the Company's books, and the deferred stock units in that account will be comparable in all relevant respects to others that may be issued pursuant to the Company's Deferred Award Plan. When cash dividends are paid to other shareholders of the Company, the Committee will cause a number of additional deferred stock units to be credited to your account that will represent the number of whole and fractional shares that could have been purchased with that cash dividend using the closing price at which the Company's stock was traded in the open market on the payment date for the dividend, without deduction for tax withholding.

          "(l) After the cancellation of any installment of restricted shares, you will not have the right to vote them until such time as the deferred stock units resulting from the cancellation are converted back into outstanding shares. When the deferred stock units are


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     converted again into outstanding shares, they will still be covered by the
     Company's registration statement filed on August 12, 1998. If an installment of restricted stock has previously been converted into deferred stock units, any event which would have caused the restrictions on the actual stock to lapse early will also cause the deferred stock units to be converted into outstanding stock at the same time; and any event which would have caused the actual shares themselves to revert to the Company will also cause the deferred stock units to revert to the Company.

          "(m) On June 25, 1998, the Committee exercised its authority to cancel the first installment of one-third (or 26,666) of the restricted shares, the restrictions on which would otherwise have lapsed on January 3, 1999. The Committee will consider taking similar action before January 3, 2000 and again before January 3, 2001 with regard to the other two installments of restricted stock."

         If the foregoing correctly states our understanding, please countersign and return the copy which is enclosed for that purpose.

                                          Sincerely yours,

                                          BOWNE & CO., INC.



                                          By       /s/ Denise K. Fletcher
                                                   -----------------------------
                                                   Denise K. Fletcher
                                                   Senior Vice President and
                                                         Chief Financial Officer

Enclosure

Agreed to and accepted:




       /s/ Robert M. Johnson
       ---------------------
           Robert M. Johnson